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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                        Proxy Statement Pursuant to Section 14(a)
                         of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

      [ ]   Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [ ]   Definitive Proxy Statement

      [X]   Definitive Additional Materials

      [ ]   Soliciting Material Pursuant to Section 240.14a-12

                                  LAUDUS TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

            1) Title of each class of securities to which transaction applies:

            2)    Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            4)    Proposed maximum aggregate value of transaction:

            5)    Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:


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                              D.F. KING & CO., INC.
                       TELEPHONE SCRIPT FOR OUTBOUND CALLS
                           LAUDUS ROSENBERG U.S. LARGE/
                  MID CAPITALIZATION LONG/SHORT EQUITY FUND 2007 PROXY


1.    INTRODUCTION

Hello, my name is ___________, calling from D.F. King & Co., Inc. on behalf of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND, may I speak with Mr./Ms. __________.

(Once Shareholder is on the line)
Please note that we are on a recorded line for quality assurance purposes.

Mr./Ms. _______________. The LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND has retained D.F. King to help solicit and record shareholder votes with regard to the shareholder meeting scheduled to occur on November 21st.

2.    CONFIRM RECEIPT OF PROXY MATERIALS.

ASK THEM: Whether they received the proxy materials sent out in early October, or whether they need a new copy of the materials?

IF PROXY MATERIALS WERE NOT RECEIVED OR A NEW COPY IS REQUESTED:

TELL THEM: I can resend the proxy materials to you. You should receive them within 3 to 5 business days.

IF SHAREHOLDER DESIRES RE-MAILING:

Verify address and make any changes.

TELL THEM: The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.


3.    IF PROXY MATERIALS WERE RECEIVED, EXPLAIN THE VOTING PROCESS:

TELL THEM: For your convenience, you can cast your vote by mail, internet, or touch--tone telephone by following the instructions on your proxy card, or I can record your vote over the telephone. Would you like me to record your vote over the telephone right now?
IF YES - Do you have any questions before we proceed?

If shareholder asks how to vote via the internet, the website is www.proxyweb.com - he/she will need the control number from his/her proxy card.


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If shareholder asks how to vote via touchtone telephone, the telephone number is
1--888--221--0697 - he/she will need the control number from his/her proxy card.

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board members have recommended that he/she vote FOR the proposal to approve the reogranization of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND into the Vanguard(R) Market Neutral Fund. Most questions can be addressed by referring to the combined prospectus/proxy statement and reading the appropriate sections.

A.    IF SHAREHOLDER INDICATES THEY WANT TO PLACE THEIR VOTE WITH THE DF KING
REPRESENTATIVE:

TELL THEM: Here is how we will proceed. For your protection, the call will be recorded. I will ask you for the following pieces of information for verification purposes:

IF SHAREHOLDER IS A NATURAL PERSON: your name, your address, and ONLY the last 4 digits of your social security number.

IF SHAREHOLDER IS AN ENTITY: your name and title, the entity's address, the entity's Tax Identification Number and whether you are authorized to vote the shares.

I will then take your vote. After voting, you will be mailed a letter confirming your votes, which will tell you how to make any changes, if you wish. Do you feel comfortable placing your vote with me over the phone?

IF NO -- Do you have any questions that I may answer about this proxy for you? Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board members have recommended that he/she vote in favor of the proposal. Most questions can be addressed by referring to the combined prospectus/proxy statement and reading the appropriate sections.

TELL THEM: At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. You can also submit your vote by going on--line to www.proxyweb.com or by calling 1--888--221--0697. The only thing you will need is the control number on your proxy card. No matter how many shares you own, your vote is important. Are you sure that you do not want to take advantage of voting your shares right now over the telephone?

B.    IF SHAREHOLDER DOES NOT WISH TO VOTE OVER THE PHONE:

Politely end the call and encourage the shareholder to use one of the other methods he/she can use to cast his/her vote


IF YES -- ARE YOU READY?


4.    BEGIN THE VOTE:

First, I'll reintroduce myself. My name is __________, from D.F. King & Co., Inc. and I am acting on behalf of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND. Today's date is __________ and the time is __________.


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IF SHAREHOLDER IS A NATURAL PERSON, may I please have your full name? May I please have your full address? May I have only the last 4 digits of your social security number?

IF SHAREHOLDER IS AN ENTITY, may I please have your full name and title? May I please have the entity's address? Can you confirm that you are authorized to direct the voting of these LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND shares? May I have your entity's Tax Identification Number?

Note: Input the last 4 digits of the SSN. You may NOT proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote the shares. However, if the shareholder continues to resist, you have no choice but to politely end the call and remind him/her of the other methods he/she can use to cast his/her vote.


5.    ACTUAL VOTING:

The Board of Trustees of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND recommends that you vote FOR the proposal as outlined in the combined prospectus/proxy statement.

      For the proposal, the valid responses are

            F = For

            A = Against

            B = Abstain


6.    CLOSING:

I have recorded your votes as follows. You have voted all of your shares of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND. Is that correct? As your voting agent, I will execute a written proxy in accordance with your instructions and forward it onto the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason or your vote was recorded incorrectly, please call us at the phone number listed in the letter by no later than 10:00 PM on November 20th. Thank you for your time.


6.    OTHER FAQS --

See Appendix for FAQs. If Shareholder has questions about their account -- refer them to their financial institution.


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                           LAUDUS ROSENBERG U.S. LARGE
                  MID-CAPITALIZATION LONG/SHORT EQUITY FUND 2007 PROXY

                            ANSWERING MACHINE MESSAGE


Hello, this is [name] calling from D.F. King & Co., Inc. on behalf of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND. You should have recently received proxy materials in the mail concerning the SPECIAL MEETING OF SHAREHOLDERS OF THE LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND to be held on NOVEMBER 21, 2007.

Your vote is extremely important, please sign, date and return the proxy card at your earliest convenience in the postage paid envelope provided.

If you prefer, you can also vote by Internet or touch-tone telephone by following the instructions included in the mailing information.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please feel free to call D.F. King & Co., Inc. at 1-800-423-2017 between the hours of 10:00 a.m. and 8:00 p.m., Monday through Friday, or 11:00 a.m. to 6:00 p.m. on Saturday.

Thank you for your consideration.


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                      APPENDIX -- FAQS FOR OUTBOUND SCRIPT

THERE IS ONE PROPOSAL ON THE PROXY --
The Board of Trustees of the LAUDUS ROSENBERG U.S. LARGE/MID CAPITALIZATION LONG/SHORT EQUITY FUND (the "Laudus Fund")a portfolio of the Laudus Trust, is seeking shareholder approval of a proposal to reorganize the Fund into the Vanguard(R) Market Neutral Fund (the "Vanguard Fund"), a substantially similar fund created within The Vanguard Group of Investment Companies just for this purpose. THE BOARD IS RECOMMENDING THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE THIS PROPOSAL?
The purpose of the reorganization (the "Reorganization") is to make the Laudus Fund a part of The Vanguard Group of Investment Companies, the second largest mutual fund firm in the United States.

WHAT WILL CHANGE AS A RESULT OF THIS PROXY?
Under this proposal, all of the assets and liabilities of the Laudus Fund would be transferred to the Vanguard Fund. The Vanguard Fund's investment objective is similar to that of the Laudus Fund, which seeks to increase the value of a shareholder's investment through bull markets and bear markets using strategies that are designed to limit exposure to general equity market risk. AXA Rosenberg Investment Management LLC, the current sub-adviser for the Laudus Fund, would serve as an investment adviser for the Vanguard Fund, carrying out an investment program for its allocated portion of the portfolio of the Vanguard Fund that is substantially similar to the investment program of the Laudus Fund. The Vanguard Group, Inc. ("Vanguard"), however, would replace Charles Schwab Investment Management, Inc. as overall manager of your investment, subject to the direction of the Board of Trustees of the Vanguard Fund. Vanguard, through its Quantitative Equity Group, would also serve as an investment adviser of the Vanguard Fund under a multimanager arrangement. In that capacity, Vanguard would manage a separate portion of the portfolio of the Vanguard Fund.

HOW THE REORGANIZATION WILL AFFECT YOUR ACCOUNT?
If shareholders approve the Reorganization, your Laudus Fund shares will be exchanged, on a tax-free basis, for an equivalent dollar amount of Vanguard Fund shares. Your account registration and account options will remain the same unless you change them. In addition, your aggregate tax basis in the account will remain the same.

WHAT ARE THE TAX CONSEQUENCES OF THE REORGANIZATION?
The Reorganization is expected to be accomplished on a tax-free basis. Accordingly, it is expected that shareholders will not realize any capital gains when the Laudus Fund shares are exchanged for shares of the Vanguard Fund.

WHAT HAPPENS IF THE PROPOSAL IS NOT APPROVED?
If shareholders do not approve the Reorganization, the Laudus Fund will continue in existence (unless the Laudus Trust's Board of Trustees decides otherwise) and the Vanguard Fund will not commence operations.